Exhibit 99.1

The ONE Group Announces First Quarter 2015 Results

New York, NY – May 14, 2015 – The ONE Group Hospitality, Inc. (“The ONE Group”) (NASDAQ: STKS), today announced its financial results for the first quarter ended March 31, 2015.

Highlights for the first quarter ended March 31, 2015 were as follows:

•	Total GAAP revenue increased 14.6% to $11.8 million;

•	Total food and beverage sales at owned and managed units* increased 3.3% to $30.0 million;

•	Management and incentive fee revenues were $2.1 million for the quarter;

•	GAAP net loss for the quarter was $1.1 million, or ($0.04) per share. Adjusted net loss for the quarter was $296,000, or ($0.01) per share, compared to adjusted net income of $182,000, or $0.01 per share, for the same period last year**;

•	Adjusted EBITDA was $762,000 compared to $1.0 million for the same period last year***; and

•	Re-opening of STK in Miami at the new 1 Hotel & Homes South Beach

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted net income, a non-GAAP measure, represents net income before loss from discontinued operations, non-recurring gains and losses, non-cash impairment losses and stock based compensation. For a reconciliation of adjusted net income to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

*** Adjusted EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation and losses from discontinued operations. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Jonathan Segal, CEO of The ONE Group said, “The first quarter marked yet another period of double digit revenue growth along with operating expenses that were in line with expectations. The slight decline in earnings was driven by the increase in our corporate infrastructure which was necessary to enable us to execute on our strong pipeline of development opportunities for the foreseeable future.”

Segal continued, “We were also very excited to announce last week that we were approved to up-list on NASDAQ . Our shares began trading on the NASDAQ Capital Market on Friday, May 8th and we were honored to ring the closing bell on Monday May 11th. Looking forward, we believe this move will help further our growth by driving additional interest from prospective partners as well as new shareholders.”

First Quarter 2015 Financial Results

Total owned unit net revenues increased 19.3% to $9.7 million in the first quarter of 2015 compared to $8.2 million in the first quarter of 2014. The increase was primarily due to the opening of our STK in Washington, D.C. in April 2014 and the re-opening of our STK in Miami in March 2015. Comparable sales from owned and managed STK units decreased 3.5% for the quarter and was directly attributable to the severe winter weather conditions experienced in New York City during February and March of 2015. We have seen a marked improvement in same store sales for owned and managed STKs through the first 40 days of the second quarter of 2015 which are more in line with our targeted annual same store sales growth. This excludes our managed STK in London which was closed for several days in April 2015 due to a power failure at the ME Hotel. This issue was resolved and we have submitted an insurance claim for the losses.

Management and incentive fee revenues were $2.1 million in the first quarter of 2015, a decrease of 3.2% compared to $2.1 million in the prior year’s quarter. The decrease was driven by the decline in revenue from our UK operations due to the change in exchange rates versus the same period a year ago. Offsetting this was an increase in incentive fee income earned from the STK in Las Vegas.

Total food and beverage sales at owned and managed units increased 3.3% to $30.0 million compared to $29.1 million in the first quarter of 2014.

Adjusted EBITDA for the first quarter of 2015 was $762,000 compared to adjusted EBITDA of $1.0 million in the first quarter of 2014.

In the first quarter of 2015, we reported a net loss attributable to The ONE Group LLC, Subsidiaries and Affiliates of $1.1 million compared to a net loss of $722,000 in the first quarter of 2014.

Adjusted net loss for the quarter was $296,000, or ($0.01) per share, compared to adjusted net income of $182,000, or $0.01 per share, in the first quarter of 2014.

Development Update

During the first quarter of 2015, on March 13th, we officially re-opened STK Miami at the new 1 Hotel & Homes South Beach following an unfortunate and unplanned construction accident by a contractor from the hotel in December. In addition, subsequent to the first quarter end, we launched the food and beverage services for the new ME Milan IL Duca hotel, including Radio Milan, a rooftop restaurant, and on May 11th we opened our second European STK location at this hotel.

2015 DEVELOPMENT PLAN

OWNED UNITS

STK Miami

STK Orlando

STK Chicago

STK Los Angeles - Westwood *

STK Rebel Denver

HOSPITALITY DEALS

ME Miami - STK Rebel

ME Milan - STK

* STK Los Angeles - Westwood will include a lobby lounge, pool-side restaurant and hotel food and beverage services at the W Hotel as part of lease agreement

Conference Call

The Company will host a conference call to discuss first quarter 2015 financial results today at 5:00 PM Eastern Time. Hosting the call will be Jonathan Segal, Chief Executive Officer, and Sam Goldfinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13609016. The replay will be available until June 14, 2015.

About The ONE Group

The ONE Group is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK ®, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK Rebel SM, a more accessibly priced STK ®with a broader menu, is an extension of the STK ® brand. The ONE Group’s food and beverage hospitality services business, ONE Hospitality SM, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) factors that could affect our ability to achieve and manage our planned expansion, such as, our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K/A filed on April 1, 2015.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations (in thousands, except share and per share data)

The following table sets forth certain statements of income data for the periods indicated:

	For the Quarter Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

Revenues:
Owned unit net revenues	$9,725.3	$8,153.9
Management and incentive fee revenue	2,051.3	2,119.0
Total revenue	11,776.6	10,272.9

Cost and expenses:
Owned operating expenses:
Food and beverage costs	2,497.2	2,145.0
Unit operating expenses	7,009.2	5,455.8
General and administrative	2,444.5	1,907.3
Depreciation and amortization	420.1	323.8
Management and royalty fees	24.8	21.1
Pre-opening expenses	1,074.7	246.3
Equity in income of investee companies	(169.0)	(114.4)
Derivative expense	614.0	48.0
Interest expense, net of interest income	(5.2)	18.9
Other (income) loss	(329.0)	101.5

Total cost and expenses	13,581.3	10,153.3

(Loss) income from continuing operations before	(1,804.7)	119.6
provision (benefit) for income taxes

(Benefit) provision for income taxes	(610.5)	235.2

Loss from continuing operations	(1,194.2)	(115.6)

Loss from discontinued operations, net of taxes	(3.1)	(925.2)

Net loss	(1,197.3)	(1,040.8)
Less: net loss attributable to
noncontrolling interest	(106.7)	(319.0)

Loss attributable to THE ONE GROUP	(1,090.6)	(721.8)

Other comprehensive income
Currency translation adjustment	(128.8)	20.5

Comprehensive loss	$(1,219.4)	$(701.3)

Net loss per share attributable to THE ONE GROUP	$(0.04)	$(0.03)
Shares outstanding - Basic and diluted	24,940,195	24,946,668

CONSOLIDATED BALANCE SHEET

(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,520.8	$7,905.0
Accounts receivable, net	4,145.1	4,408.4
Inventory	943.4	1,139.3
Other current assets	3,415.4	1,937.4
Due from related parties	1,347.3	1,157.1
Total current assets	14,372.0	16,547.2

Property & equipment, net	20,797.5	18,815.6
Investments	2,797.1	2,802.4
Deferred tax assets	37.0	35.4
Other assets	752.6	793.0
Security deposits	2,354.8	2,368.4
Total assets	$41,111.0	$41,362.1

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$447.6	$85.6
Term loan, current portion	1,495.0	1,495.0
Accounts payable	1,813.1	3,433.2
Accrued expenses	2,861.6	2,004.7
Due to related parties	-	19.6
Deferred revenue	170.1	128.0
Total current liabilities	6,787.4	7,166.1

Other long-term liabilities	-	67.3
Derivative liability	6,855.0	6,241.0
Term loan	5,606.3	5,980.0
Deferred rent payable	10,605.6	9,435.1
Total liabilities	29,854.3	28,889.4

Stockholders’ equity	11,691.6	12,733.0
Noncontrolling interest	(434.9)	(260.3)
Total stockholders’ equity including noncontrolling interest	11,256.7	12,472.7

Total Liabilities and Stockholders’ Equity	$41,111.0	$41,362.1

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the Quarter Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$9,725.3	$8,153.9
Management and Incentive Fee Revenue	2,051.3	2,119.0
GAAP Revenues	11,776.6	10,272.9

Food and Beverage Sales from Managed Units (a)	20,319.2	20,823.5

Food and Beverage Sales from Discontinued Operations (a)	-	102.3

Total Food and Beverage sales at Owned and Managed Units	30,044.50	29,079.71

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is a more appropriate measure of operating performance, as it provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (in thousands):

	For the Quarter Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net loss attributable to THE ONE GROUP	$(1,090.6)	$(721.8)
Net loss attributable to noncontrolling interest	(106.7)	(319.0)
Net loss	(1,197.3)	(1,040.8)
Interest	(5.2)	18.9
Income Taxes	(610.5)	235.2
Depreciation	420.1	323.8
Deferred Rent (1)	211.6	108.9
Preopening Expenses	1,074.7	246.3
Loss from discontinued operations	3.1	925.2
Derivative expense	614.0	48.0
Stock based compensation	178.0	72.2

ADJUSTED EBITDA	688.5	937.8

Non-controlling ADJUSTED EBITDA	(73.3)	(72.8)

THE ONE GROUP ADJUSTED EBITDA	$761.8	$1,010.6

(1) Deferred rent is included in occupancy expense on the statement of income.

Adjusted Net Income. We define adjusted net income as net income before loss from discontinued operations, non-recurring gains and losses, non-cash impairment losses, and stock based compensation. Adjusted net income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted net income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that adjusted net income provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

The following table presents a reconciliation of net income to adjusted net income for the periods indicated (in thousands, except share and per share data):

	For the Quarter Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

ADJUSTED NET INCOME:

Net loss attributable to THE ONE GROUP	$(1,090.6)	$(721.8)
Net loss attributable to noncontrolling interest	(106.7)	(319.0)
Net loss	(1,197.3)	(1,040.8)
Loss from discontinued operations	3.1	925.2
Derivative expense	614.0	48.0
Stock based compensation	178.0	72.2

Adjusted net (loss) income	(402.2)	4.6

Non-controlling adjusted net loss	(106.7)	(177.3)

THE ONE GROUP adjusted net (loss) income	$(295.4)	$181.9

Adjusted net (loss) income per share - Basic and diluted	$(0.01)	$0.01
Shares outstanding - Basic and diluted	24,940,195	24,946,668

Investor Contact:

Don Duffy, ICR or

Michelle Epstein, ICR

(203) 682-8200